UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

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INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3275 W. Hillsboro Blvd., Deerfield Beach, Florida 33442

(Address of Principal Executive Office) (Zip Code)

(954) 363-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On December 31, 2004, the Company’s wholly owned subsidiary, Internet Billing Company LLC (iBill), obtained a line of credit (LOC) from IIG Trade Opportunities Fund (IIG) in the amount of $2.1 million to be used for working capital. Effective December 5, 2005, the Company executed a First Amendment to Credit and Security Agreement and an amended and restated promissory note with IIG. The amended note increases the Company’s LOC with IIG from $2.1 million to $6 million. The amended note changed the interest rate from 12% per annum to a rate per annum equal to 6.75% plus the Prime Rate provided, however, that the interest rate shall at no time be less than 12% per annum.

As security for the LOC, the Company and its wholly owned subsidiaries, Media Billing LLC and XTV Investments LLC (XTV LLC) have guaranteed the repayment of the LOC. Pursuant to the guarantees, the Company, Media Billing and XTV LLC have entered into security agreements with IIG which provides IIG with a security interest in the Company’s, Media Billing’s and XTV LLC’s accounts receivable, processor reserves, investment in PMG and ITVN, inventory, equipment, property and other collateral.

On May 1, 2006, the Company received notice from IIG, alleging default by the Company related to the terms of the Company’s LOC in the total amount outstanding of approximately $3.8 million (approximately $4.0 million borrowed offset by $144,000 in cash held in escrow by IIG).

The notice of default dated April 25, 2006, claims, in part, that a default occurred when:

(A)

iBill and the Company violated certain provisions of the amended note;

(B)

the holders of the Company’s 10% convertible promissory notes, in the aggregate amount of $8.0 million, claimed default against the Company (previously disclosed in a Form 8-k filed on December 27, 2005);

(C)

iBill and the Company breached various of the terms of the loan documents, and

(D)

securities pledged by the Company were not delivered to IIG.

IIG served notice that pursuant to the credit agreement that they are terminating their commitment and accelerating and demanding payment in full of all outstanding amounts owed. IIG also served notice that if all outstanding amounts are not immediately paid in full, they intend to enforce all rights under the original credit agreement, including but not limited to disposing of any and all collateral of the Company as soon as practicable. As of the date hereof, the Company is current on its interest payments under the terms of the credit agreement. The Company disputes that a default has occurred, as it believes that the alleged breaches of the credit agreement (if any) do not give rise to the acceleration of the amounts owed under the amended note. Further, the Company believes that IIG has violated terms of the LOC in that among other things it failed to fully fund its obligation under the LOC.

The terms and conditions of the amended note and related agreements referenced above are summarized in their entirety. The amended note and related agreements are incuded as exhibits to this Form 8-K current report.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

4.1	First Amendment to Credit and Security Agreement and Consent Agreement, dated December 2, 2005, by and among IIG Capital, LLC, IIG Trade Opportunities Fund NV and the Company (*).
4.2	Pledge Agreement, dated December 2, 2005, by Media Billing Company, LLC (*).
4.3	Pledge Agreement, dated December 2, 2005, by XTV Investments LLC (*).
4.4	Pledge Agreement, dated December 2, 2005, by Interactive Brand Development, Inc. (*).
4.5	Security Agreement dated December 5, 2005, between Interactive Brand Development, Inc. and IIG Capital LLC as agent for IIG Trade Opportunities Fund NV (*).
4.6	Amended and Restated Guaranty dated December 5, 2005, by Media Billing Company, LLC in favor and for the benefit of IIG Capital LLC as agent for IIG Trade Opportunities Fund (*).
4.7	Guaranty, dated December 5, 2005, by XTV Investments LLC in favor and for the benefit of IIG Capital LLC as agent for IIG Trade Opportunities Fund (*).

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*   Incorporated by reference to Form 10-KSB filed April 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Interactive Brand Development, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERACTIVE BRAND DEVELOPMENT, INC.

By:	/s/ JEFF YESNER
Jeff Yesner Chief Financial Officer

Date: May 3, 2006

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